                                                                    EXHBIIT 11

DIDAX ON-LINE, L.C.
COMPUTATION OF EARNINGS PER SHARE
6/30/96

PRIMARY EARNINGS PER SHARE:       SIX MONTHS ENDED JUNE 30, 1996        07/01/96


                  Common  Exercise  Assumed   Estimated  Assumed    Net Shares  Shares Subject   Net Shares   Grant/Purch.
                  Shares   Price    Proceeds  IPO Price  Treas Stk    Added     to Rescission      Added         Date
                  ------  --------  --------  ---------  ---------  ----------  --------------   ----------   ------------
Common Stock
Assumed issued and outstanding - beginning of period                 852,193       305,500        546,693       01/01/96

Stock sold during the year:

Napier, Thomas                                                         2,500         2,500              0       01/23/96
Macres                                                                10,000        10,000              0       01/24/96
Grace                                                                  1,000         1,000              0       01/26/96
Napier, David                                                          2,500         2,500              0       02/13/96
Allgauer                                                               6,250         6,250              0       02/14/96
Howard                                                                 2,600         2,500              0       02/15/96
Rabil                                                                  2,500         2,500              0       02/15/96
Deslaurier                                                             5,000         5,000              0       02/16/96
Rafferty                                                               5,000         5,000              0       02/16/96
Madsen                                                                35,000        36,000              0       02/16/96
Monahan                                                               10,000        10,000              0       02/20/96
Turner, Mark                                                           7,000         7,000              0       02/21/96
Turner, Robert                                                        12,500        12,500              0       02/21/96
Calto                                                                  3,750         3,750              0       02/22/96
DiBiasio                                                              25,000        25,000              0       02/22/96
McMenamin                                                              4,850         4,850              0       02/22/96
Turkekul                                                               2,500         2,500              0       02/22/96
Mitchell                                                               6,250         6,250              0       02/23/96
Hirsh                                                                 12,500        12,500              0       02/23/96
Richard Yetman Family                                                  6,250         6,250              0       02/26/96
Lesher & Russell Inc                                                  50,000        50,000              0       02/26/96
Crisp                                                                  1,250         1,250              0       02/27/96
Burlingame                                                             2,500         2,500              0       02/27/96
Prime                                                                  5,500         5,500              0       02/27/96
Schuler                                                                2,500         2,500              0       02/28/96
Hulen                                                                 10,000        10,000              0       02/28/96
Wirth                                                                  1,000         1,000              0       03/01/96
Spencer, Douglas                                                       2,500         2,500              0       03/01/96
Spencer, Christopher                                                  12,500        12,500              0       03/01/96
Cappello                                                              10,000        10,000              0       03/01/96
Harding                                                                3,000         3,000              0       03/04/96
Harper                                                                 8,333         8,333              0       03/05/96
Merrick                                                               15,000        15,000              0       03/05/96
Russell, Randy                                                        10,000        10,000              0       03/11/96
Varney                                                                 6,250             0          6,250       03/15/96
Napier, David                                                          5,000         5,000              0       03/20/96
                                                                   ---------       -------        -------
                                                                   1,160,376       607,433        552,943
                                                                   =========       =======        =======

Grant/Exercise of warrants:
Edgington          2500     4.00     10,000     5.00       2000          500                                    06/30/96
Kennedy            2019     4.00      8,076     5.00       1615          404                                    06/30/96
West                750     4.00      3,000     5.00        600          150                                    06/30/96
Clark              3000     4.00     12,000     5.00       2400          600                                    06/30/96
Walker             3000     4.00     12,000     5.00       2400          600                                    06/30/96
CTI               25000     4.00    100,000     5.00      20000        5,000                                    06/30/96
Parrish            1000     4.00      4,000     5.00        800          200                                    03/31/96
Kennedy            2019     4.00      8,076     5.00       1615          404                                    06/30/96
                                                                   ---------
                                                                   ---------
                  39288                                                7,858
                                                                   =========

End of period  06/30/96                        Weighted average share outstanding

                                               Net loss

                                               Net loss per share

                                                          Days        Weighted
                                                      Outstanding      Shares
                                                      -----------   -----------
Common Stock
Assumed issued and outstanding - beginning of period       182       99,498,126

Stock sold during the year:

Napier, Thomas                                             160                0
Macres                                                     159                0
Grace                                                      157                0
Napier, David                                              139                0
Allgauer                                                   138                0
Howard                                                     137                0
Rabil                                                      137                0
Deslaurier                                                 136                0
Rafferty                                                   136                0
Madsen                                                     136                0
Monahan                                                    132                0
Turner, Mark                                               131                0
Turner, Robert                                             131                0
Calto                                                      130                0
DiBiasio                                                   130                0
McMenamin                                                  130                0
Turkekul                                                   130                0
Mitchell                                                   129                0
Hirsh                                                      129                0
Richard Yetman Family                                      126                0
Lesher & Russell Inc                                       126                0
Crisp                                                      125                0
Burlingame                                                 125                0
Prime                                                      125                0
Schuler                                                    124                0
Hulen                                                      124                0
Wirth                                                      122                0
Spencer, Douglas                                           122                0
Spencer, Christopher                                       122                0
Cappello                                                   122                0
Harding                                                    119                0
Harper                                                     118                0
Merrick                                                    118                0
Russell, Randy                                             112                0
Varney                                                     108          675,000
Napier, David                                              103                0



Grant/Exercise of warrants:
Edgington                                                    1              500
Kennedy                                                      1              404
West                                                         1              150
Clark                                                        1              600
Walker                                                       1              600
CTI                                                          1            5,000
Parrish                                                     92           18,400
Kennedy                                                      1              404
                                                                    -----------
                                                                    -----------
                                                                    100,199,184

                                                                            182
                                                                    -----------
End of period  06/30/96        Weighted average share outstanding       550,545

                               Net loss                              (1,408,391)
                                                                    -----------
                               Net loss per share                         (2.56)

                                                                    EXHIBIT 11


DIDAX ON-LINE LLC AND DIDAX INC.
COMPUTATION OF EARNINGS PER SHARE
6/30/97



PRIMARY EARNINGS PER SHARE:                             SIX MONTHS ENDED JUNE 30, 1997
                      Common     Exercise     Assumed     Estimated    Assumed     Net Shares     Shares subject     Total
                      Shares      Price       Proceeds    IPO Price  Treas. Stk.     Added         to Recission      Shares
                      ------      -----       --------    ---------  -----------     -----         ------------      ------
Common Stock
Assumed issued and outstanding --
  beginning of period                                                              1,160,376         607,433        552,943
Stock sold during the year:

PK                                                                                     40000               0         40,000
Lasmanis                                                                                2212               0          2,212

Grant/Exercise of warrants:
Assumed issued and outstanding --
  beginning of period                                                                 46,962

Many options issued but all at $5.00
  per share, therefore, no impact to
  shares added.

End of period     06/30/97

PRIMARY EARNINGS PER SHARE:              SIX MONTHS ENDED JUNE 30, 1997            07/01/97
                                                  Grant/Purch.                       Days              Weighted
                                                      Date                        Outstanding           Shares
                                                      ----                        -----------           ------
Common Stock

Assumed issued and outstanding --
  beginning of period                               01/01/97                         181              100,082,683
Stock sold during the year:

PK                                                  04/21/97                          71                2,840,000
Lasmanis                                            04/23/97                          69                  152,628

Grant/Exercise of warrants:
Assumed issued and outstanding --
  beginning of period                               01/01/97                         181                8,500,122

Many options issued but all at $5.00
  per share, therefore, no impact to
  shares added.
                                                                                                    -------------
                                                                                                      111,576,433
                                                                                                              181
                                                                                                    -------------
End of period     06/30/97                       Weighted average share outstanding                       616,439

                                                 Net loss                                              (1,323,389)
                                                                                                    -------------

                                                 Net loss per share                                         (2.15)
